Exhibit 3.1

CERTIFICATE OF DESIGNATIONS

OF

SERIES A PREFERRED STOCK

OF

MARTHA STEWART LIVING OMNIMEDIA, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

Martha Stewart Living Omnimedia, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors has approved and adopted the following resolution:

RESOLVED, that the Board of Directors of the Corporation hereby creates, authorizes and provides for the issuance of a series of the $.01 par value Preferred Stock of the Corporation (the “Preferred Stock”) designated as “Series A Preferred Stock” consisting of one (1) share and having the powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation, and that are applicable to shares of the Preferred Stock) as follows:

1. Number and Designation. One (1) share of the Preferred Stock shall constitute a series designated as “Series A Preferred Stock” (the “Series A Preferred Stock”). The Corporation shall not have the authority to issue fractional shares of Series A Preferred Stock.

2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliated Entity” means: (a) J. C. Penney Company and any wholly owned Subsidiary of J. C. Penney Company (so long as it remains as such); (b) any Person of which both J. C. Penney Company and the Investor are wholly owned Subsidiaries (so long as it remains as such); and (c) any other wholly owned Subsidiary of any such Person (so long as it remains as such and such other Person remains an Affiliated Entity).

“board of directors” means, with respect to a corporation, the board of directors of the corporation and, with respect to any other Person, the board or other governing body of such Person serving a similar function.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day on which the Class A Common Stock may be traded on the New York Stock Exchange or, if not admitted for trading on the New York Stock Exchange, any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

“Certificate of Designations” means this certificate of designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Corporation, as it may be amended from time to time.

“Class A Common Stock” means the Corporation’s $.01 par value Class A Common Stock and any and all securities of any kind whatsoever which may be issued on or after the date hereof directly or indirectly in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

“Class A Common Stock Equivalents” means any securities that are convertible into or exchangeable for Class A Common Stock.

“Class B Common Stock” means the Corporation’s $.01 par value Class B Common Stock and any and all securities of any kind whatsoever which may be issued on or after the date hereof directly or indirectly in respect of, in exchange for, or upon conversion of shares of Class B Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

“Corporation Class A Percentage” means, with respect to any Designated Transaction or Surviving Transaction, the percentage representing the fraction (x) the numerator of which is the number of shares of Class A Common Stock owned of record by Affiliated Entities (excluding any such shares that are subject to a Hedging Transaction) immediately prior to the consummation of such Designated Transaction or Surviving Transaction, as applicable, and (y) the denominator of which is the number of shares of Corporation Common Stock issued and outstanding immediately prior to the consummation of such Designated Transaction or Surviving Transaction, as applicable.

“Corporation Subsequent Class A Percentage” means, with respect to any Surviving Transaction, the percentage representing the fraction (x) the numerator of which is the number of shares of Class A Common Stock owned of record by Affiliated Entities (excluding any such shares that are subject to a Hedging

Transaction) immediately following the consummation of such Surviving Transaction and (y) the denominator of which is the number of shares of Corporation Common Stock issued and outstanding immediately following the consummation of such Surviving Transaction.

“Corporation Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Designated Transaction” has the meaning set forth in Section 8.

“Designation Confirmation” has the meaning set forth in Section 3(b).

“Designation Notice” has the meaning set forth in Section 3(b).

“director” means, with respect to any Person, a member of the board of directors of such Person.

“Hedging Transaction” means (i) any contract to grant any option to purchase, make any short sale of or otherwise hedge shares of Corporation Common Stock, (ii) any pledge of Corporation Common Stock (other than pursuant to a senior credit facility or senior debt securities of the Investor or any of the Affiliated Entities on the same terms as all or substantially all of the assets of the Investor and the Affiliated Entities are so pledged) or (iii) any hedging transaction, swap arrangement or any other derivative arrangement or transaction that has the same economic consequences as a sale, disposition or elimination of economic risk of shares of Corporation Common Stock (including by increasing in value as the value of shares of Corporation Common Stock decreases), including any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable.

“Holder” means the holder of record of the Series A Preferred Stock.

“Investor” means J. C. Penney Corporation, Inc., a Delaware corporation.

“Investor Group” means, collectively, Investor and the Affiliated Entities.

“Investor Group Percentage” means, as at any time of determination, a fraction (expressed as a percentage) (i) the numerator of which is the number of shares of Class A Common Stock then owned of record by the Investor Group and (ii) the denominator of which is the number of then-outstanding shares of Corporation Common Stock.

“Issue Date” means the date of initial issuance of shares of Series A Preferred Stock to the Investor.

“J. C. Penney Company” means J. C. Penney Company, Inc., a Delaware corporation.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Purchased Shares” means the 11,000,000 shares of par value $.01 Class A Common Stock of the Corporation issued to the Investor on the Issue Date and any and all securities of any kind whatsoever which may be issued on or after the date hereof directly or indirectly in respect of, in exchange for, or upon conversion of such shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

“Relative Ownership Percentage” means (1) with respect to any Designated Transaction, the percentage representing the fraction (x) the numerator of which is the Successor Class A Percentage with respect to such Designated Transaction and (y) the denominator of which is the Corporation Class A Percentage with respect to such Designated Transaction and (2) with respect to any Surviving Transaction, the percentage representing the fraction (x) the numerator of which is the Corporation Subsequent Class A Percentage with respect to such Surviving Transaction and (y) the denominator of which is the Corporation Class A Percentage with respect to such Surviving Transaction.

“Restricted Disposition” has the meaning set forth in Section 6.

“SEC” means the United States Securities and Exchange Commission.

“Series A Designee” means any individual designated by the Holder for election to the Board of Directors, which individual is, at the time such individual is first designated, reasonably acceptable to the Board of Directors.

“Subject Transaction” has the meaning set forth in Section 8.

“Subsidiary” has the meaning assigned to such term in Rule 1-02(x) of Regulation S-X promulgated by the SEC.

“Successor” has the meaning set forth in Section 8.

“Successor Class A Percentage” means, with respect to any Designated Transaction, the percentage representing the fraction (A) the numerator of which is the number of shares of Successor Common Stock owned of record by Affiliated Entities (excluding any such shares that are subject to a Hedging Transaction) immediately following the consummation of such Designated Transaction and (B) the denominator of which is the number of issued and outstanding shares of Successor Common Stock immediately following the consummation of such Designated Transaction.

“Successor Common Stock” means, with respect to any Designated Transaction, the common stock of the Successor with respect to such Designated Transaction.

“Surviving Transaction” has the meaning set forth in Section 8.

3. Voting Rights.

(a) The Holder shall not, as such, be entitled to any voting rights except as hereinafter provided in this Section 3 or as otherwise provided by law.

(b) From and after the Issue Date, but subject to the conditions set forth in the Certificate of Designations (including Section 3(i)), the Holder shall be entitled to designate two (2) Series A Designees for election to the Board of Directors and, voting separately as a series, shall have the exclusive right to vote for the election of such Series A Designees to the Board of Directors; provided that, notwithstanding the foregoing, (A) so long as the Holder shall be entitled to designate two (2) Series A Designees for election to the Board of Directors, if the number of directors constituting the Board of Directors is increased to fifteen (15) or greater, then the number of Series A Designees the Holder shall be entitled to designate and elect shall be increased (if applicable, and solely during the period in which the formula in this clause would result in more than two (2) Series A Designees) to the number (rounding down to the nearest whole number) resulting from multiplying (x) the Investor Group Percentage by (y) the number of directors comprising the Board of Directors after giving effect to such increase; (B) the Holder shall only continue to be entitled to designate two (2) Series A Designees for election to the Board of Directors (or such other number of directors determined pursuant to clause (A) above) and, voting separately as a series, shall continue to have the exclusive right to vote for the election of such Series A Designees to the Board of Directors, for as long as the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof); (C) the entitlement of the Holder to designate two (2) Series A Designees for election to the Board of Directors (or such other number determined pursuant to clause (A) above), and the exclusive right of the Holder to vote, separately as a series, for the election of such Series A Designees to the Board of Directors, shall cease immediately upon the Investor Group not owning of record, in the aggregate, all of the Purchased Shares (or any member of the Investor Group having entered into a Hedging Transaction with respect to all or any portion thereof), and the Holder shall thereupon be entitled to designate one (1) director for election to the Board of Directors and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors, for as long as the Investor Group owns (and has continuously owned) of record a number of Purchased Shares (which number shall be reduced by the number of Purchased Shares subject to a Hedging Transaction) equal to at least sixty-six and two-thirds percent (66 2/3%) of the Purchased Shares (and has not entered into a Hedging Transaction with respect to all or any portion thereof); and (D) at and following the first time that the Investor Group fails to own of record a number of Purchased Shares (which number shall be reduced by the number of Purchased Shares subject to a Hedging Transaction) equal to at least sixty-six and two-thirds percent (66 2/3%) of the Purchased Shares (the “Cancellation Time”), the Holder shall no longer have the right to designate Series A Designees for election to the Board of Directors. Prior to the Holder’s first designation and election of any particular individual as a Series A Designee, the Holder shall notify the Corporation of such individual proposed to be a Series A Designee and provide reasonable detail regarding such individual’s experience and background (any such notice, a “Designation Notice”), and the Corporation shall promptly notify the Holder in writing of the determination of the Board of Directors as to the acceptability of such individual as a Series A Designee (any such notice, a “Designation Confirmation”). If so requested by the Board of Directors or the nominating committee thereof, the Board of Directors and/or nominating committee shall be entitled to meet with such individual prior to determining whether to accept such individual as a Series A Designee. Acceptance of any such individual as a Series A Designee by the Board of Directors for purposes of such individual’s being a Series A Designee shall not be unreasonably withheld or delayed, and, in the event that a Designation Confirmation with respect to an individual identified in a Designation Notice as a proposed Series A Designee is not delivered to the Holder by the tenth (10th) Business Day after delivery of the Designation Notice to the Corporation, such individual shall be deemed to be reasonably acceptable to the Board of Directors for purposes of the definition of Series A Designee. The Corporation shall include in any Designation Confirmation reflecting a determination by the Board of Directors that an individual is not acceptable for purposes of qualifying such individual as a Series A Designee a reasonably detailed explanation of the specific reasons for such determination.

(c) Subject to applicable law and securities exchange rules and regulations, at any time during which the Holder has the right to designate two (2) or more Series A Designees for election to the Board of Directors pursuant to Section 3(b), there shall be at least one (1) Series A Designee included as a member of any committee of the Board of Directors, except for special committees established for potential conflict of interest situations the nature of which is such that membership thereon by a Series A Designee would be inappropriate, as determined in good faith by the Board of Directors, and except that only Series A Designees who qualify under the applicable rules and regulations of the applicable securities exchange and the SEC may serve on committees where such qualification is required. If at any time the number of Series A Designees serving on the Board of Directors exceeds the number of Series A Designees that the Holder is then entitled to designate for election to the Board of Directors, the Holder shall promptly, and in any event with in five (5) Business Days after the date on which the Holder receives written notice from the Corporation of such excess, remove any excess Series A Designee from the Board of Directors such that the number of Investor Designees serving on the Board of Directors after giving effect to such resignation does not exceed the number of Series A Designees that the Holder is then entitled to designate for election to the Board of Directors.

(d) Except with respect to the removal of a Series A Designee pursuant to Section 3(c), the Holder shall have the exclusive power to designate and, following a Designation Confirmation with respect thereto, vote for the election of a Series A Designee’s replacement as a member of the Board of Directors (and thereby to fill the vacancy on the Board created) upon any Series A Designee ceasing to serve on the Board of Directors, including by reason of the death, resignation, retirement, disqualification or removal from office of such Series A Designee.

(e) (A) Each Series A Designee shall be entitled to the same compensation and same indemnification and insurance coverage in connection with his or her role as a director of the Corporation as are generally made available to all of the members of the Board of Directors who are not Series A Designees and are also not officers or employees of the Corporation or its Subsidiaries, and each Series A Designee shall be entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as other members of the Board of Directors who are not Series A Designees or officers or employees of the Corporation or its Subsidiaries (it being understood that a Series A Designee may, at his or her option, waive any entitlement to compensation for service as a director of the Corporation); (B) the Corporation shall notify each Series A Designee of all regular and special meetings of the Board of Directors and shall notify each Series A Designee of all regular and special meetings of any committee of the Board of Directors of which such Series A Designee is a member; and (C) the Corporation shall provide each Series A Designee with copies of all notices, minutes, consents and other materials provided to all members of the Board of Directors who are not officers or employees of the Corporation or its Subsidiaries concurrently as such materials are provided to such members of the Board of Directors (except as are provided solely to members of committees of which such Series A Designee is not a member or with respect to any such materials that would pose an actual or potential conflict of interest for such Series A Designee, as determined in good faith by the Board). All policies and procedures of the Board of Directors (and any committee thereof which such Series A Designee is a member) applicable to members of the Board of Directors who are not Series A Designees and are also not officers or employees of the Corporation or its Subsidiaries shall apply to each Series A Designee except as otherwise provided in such policies and procedures.

(f) In addition to any other vote or consent of a holder of the Series A Preferred Stock as required by law or by the Certificate of Incorporation, but subject to Section 8 of the Certificate of Designations, without the prior written consent of the Holder, the Corporation will not amend, alter or repeal (whether by amendment, merger or consolidation or otherwise) any provision of the Certificate of Incorporation or the Certificate of Designations so as to adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series A Preferred Stock; provided that any amendment or alteration to the Certificate of Incorporation or any certificate of designations thereof to (i) increase the number of authorized shares of any class or series of capital stock of the Corporation (other than the Series A Preferred Stock) or (ii) incorporate the terms of a new class or series of capital stock of the Corporation that does not modify the rights and obligations of the Series A Preferred Stock set forth in this Certificate of Designations shall not be deemed to adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock.

(g) The Holder, voting separately as a series, has the exclusive power to remove from the Board, with or without cause, any director that is a Series A Designee.

(h) In exercising the voting rights set forth in this Section 3, each share of Series A Preferred Stock shall have one (1) vote per share. The exercise of any voting rights set forth in this Section 3 may be by written consent in lieu of a meeting, provided that the procedures set forth in the Corporation’s bylaws relating to action by stockholders without a meeting shall not apply to the Holder or the Series A Preferred Stock.

(i) Notwithstanding the provisions of Section 3(b), upon consummation of any Designated Transaction or Surviving Transaction:

(i) if (x) the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof) and (y) the Relative Ownership Percentage with respect to such Designated Transaction or Surviving Transaction is equal to or greater than 66 2/3%, then the Holder shall continue to have the right to appoint two (2) Series A Designees (but only so long as the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof)); provided that, if the Corporation Subsequent Class A Percentage or the Successor Class A Percentage, as applicable, with respect to such Designated Transaction or Surviving Transaction is less than 10%, then the committee rights in Section 3(c) shall terminate;

(ii) if (x) the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof) and (y) either (A) the Relative Ownership Percentage with respect to such Designated Transaction or Surviving Transaction is equal to or greater than 50% but less than 66 2/3% or (B) (1) the Relative Ownership Percentage with respect to such Designated Transaction or Surviving Transaction is less than 50% and (2) the Corporation Subsequent Class A Percentage or the Successor Class A Percentage, as applicable, with respect to such Designated Transaction or Surviving Transaction is greater than 10%, then each of the references in this Section 3(b) (other than in clause (A) of the first sentence of Section 3(b)) to “two (2) Series A Designees” shall be deemed to have been changed to refer instead to “one (1) Series A Designee”, and such changes shall be deemed to have occurred immediately prior to, but conditioned upon, such consummation (and such designation rights shall remain in effect only so long as the Investor Group owns (and has continuously owned) of record, in the aggregate, all of the Purchased Shares (and has not entered into any Hedging Transaction with respect to all or any portion thereof)); or

(iii) if neither the condition in clause (i) of this Section 3(i) nor the condition in clause (ii) of this Section 3(i) is satisfied, the Holder shall no longer have the right to designate Series A Designees for election to the Board of Directors (and the loss of such right shall be deemed to have occurred immediately prior to, but shall be conditioned upon, such consummation) and the Cancellation Time shall be deemed to have occurred.

For the purposes of this Section 3(i) and Section 3(b), if the Investor Group has disposed of Purchased Shares solely for the purposes of not becoming an “interested stockholder” pursuant to Section 203 of the General Corporation Law of the State of Delaware or any successor statute, the Investor Group shall be deemed to own of record, in the aggregate, all of the Purchased Shares so long as it continues to own the maximum number of Purchased Shares allowable at the time of such disposition without so becoming an “interested stockholder.”

4. Cancellation. All then-outstanding shares of Series A Preferred Stock shall be deemed to be and shall be cancelled in full against payment by the Corporation of the par value thereof and shall no longer be issued or outstanding and shall no longer constitute an obligation of the Corporation in any way upon the earliest to occur of (i) a Restricted Disposition, (ii) such time as the Holder no longer has the right to designate any Series A Designees (including at the Cancellation Time) and (iii) the completion of the distribution of the Corporation’s remaining assets following the dissolution and winding up of the Corporation. Upon the occurrence of any such event, any Series A Designee shall resign from the Board of Directors and no longer be entitled to receive any materials provided to the Board of Directors or to attend meetings.

5. Other Rights and Powers. Except as set forth herein, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special rights (including, without limitation, any rights to convert into Corporation Common Stock, any rights to dividends or any liquidation preference) and powers, and the consent of the Holder shall not be required, except as otherwise provided herein, for the taking of any corporate action.

6. Restrictions on Disposition. Any share(s) of Series A Preferred Stock not owned of record and beneficially only by Investor or another Affiliated Entity shall, immediately upon the occurrence of the event which resulted in such share(s) not being so owned (such event a “Restricted Disposition”), be deemed to be and shall be cancelled against payment by the Corporation of the par value thereof in full and shall no longer be issued or outstanding and shall no longer constitute an obligation of the Corporation in any way.

7. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the Holder shall be entitled to receive for each share of Series A Preferred Stock held thereby, out of, but only to the extent of, the assets of the Corporation legally available for distribution to its stockholders, an amount equal to one cent ($0.01) (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares), before any payment or distribution is made in respect of any Corporation Common Stock.

8. Recapitalizations, Exchanges, Etc. No binding share exchange or reclassification involving the Series A Preferred Stock, and no merger or consolidation of the Corporation with another Person, may be consummated (any of the foregoing transactions, a “Subject Transaction”) unless in each case, (a) the share of Series A Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, except as provided below, is converted into or exchanged for preference securities of the surviving or resulting entity or other Person issuing common stock in respect of shares of Class A Common Stock in such merger or consolidation (any Subject

Transaction upon the consummation of which the share of Series A Preferred Stock is so converted or exchanged or is cancelled pursuant to the proviso at the end of this Section 8, a “Designated Transaction,” and such surviving or resulting entity or other Person, as applicable, in any Designated Transaction, the “Successor” with respect to such Designated Transaction, and any other Subject Transaction, a “Surviving Transaction”) and (b) such share remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series A Preferred Stock immediately prior to such consummation; provided that, if, pursuant to Section 3(i), the Holder no longer has the right to designate any Series A Designees for election to the Board of Directors, the Successor with respect to such Designated Transaction need not issue such preference securities upon the consummation thereof, and the Series A Preferred Stock shall upon consummation of such Designated Transaction be cancelled in full against payment by the Corporation of the par value thereof and shall no longer be issued or outstanding and shall no longer constitute an obligation of the Corporation or the Successor in any way.

9. Headings. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses herein are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

10. Interpretation. For the purposes hereof, unless the context requires otherwise: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to the Certificate of Designations as a whole and not to any particular provision of the Certificate of Designations, and Section references are to the Sections of the Certificate of Designations unless otherwise specified; (iii) the word “including” and words of similar import when used in the Certificate of Designations shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) the terms “Dollars”, “cents” and “$” shall mean U.S. dollars; (vi) with respect to determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (vii) references to any statute shall be deemed to refer to such statute as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; and (viii) the word “hereby,” or the term “contemplated hereby,” when used in the Certificate of Designations, shall refer to the Certificate of Incorporation and the Certificate of Designations and not to any other agreement or instrument.

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IN WITNESS WHEREOF, Martha Stewart Living Omnimedia, Inc. has caused this certificate of designations to be signed this 6th day of December 2011.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By:	/s/ Daniel Taitz
Name: Daniel Taitz Title: Chief Administrative Officer, General Counsel and Secretary

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